Exhibit 10.10 to the Form 10-KSB for year ended 1999

                           {Letterhead of Sutro & Co.}

                                                                   CONFIDENTIAL

December 13, 1999


Mr. Rich Parlontieri
Chairman and Chief Executive Officer
ebank.com, Inc.

2410 Paces Ferry Road
Suite 190
Atlanta, GA 30339

Dear Rich:

This letter agreement sets forth the terms and conditions under which ebank.com, Inc. (the "Company") has retained Sutro & Co. Incorporated ("Sutro") (i) to act as its exclusive financial advisor in regards to a possible business combination with Talisman Entertainment Inc., its affiliates or successors ("TEI"), and (ii) to act as its exclusive placement agent with respect to the private placement(s) (the "Financing") of equity or equity-related securities or debt securities, including, but not limited to securities which are convertible into common stock or have warrants attached to purchase common stock (the "Securities") on a best efforts basis on terms satisfactory to the Company and in compliance with
Section 4(2) of the Securities Act of 1933 as amended (the "Act"), and other federal and state securities laws. This letter agreement is in addition to the letter agreement between the Company and Sutro dated June 30, 1999.

1. Financial Advisory Services - Sutro will assist the Company in effecting a form of a business combination whether it be (i) a strategic alliance, (ii) an exchange of technologies, intellectual properties, or business practices, and/or (iii) an exchange of ownership interests between TEI and the Company (the "Business Combination"). The Company acknowledges that Sutro introduced the Company to TEI. Additionally, Sutro will, as part of the financial advisory services, introduce the Company to additional potential partners up until the contemplated public offering outlined in the letter agreement between the Company and Sutro dated June 30, 1999. In the advisory function relating to TEI, Sutro proposes to undertake certain activities, including, if appropriate, the following:

         (a) Advising the Company as to the form, terms and structure of the Business Combination;

         (b) Assisting in the preparation of any documentation evidencing the Business Combination; and

         (c) Analyzing the potential impacts and implications of the Business Combination on the Company.


2. Placement Agent Services - Sutro will assist the Company in effecting the Financing. In this regard, we proposed to undertake certain activities including, if appropriate, the following:

         (a) Advising the Company as to the form and structure of the Financing;

         (b) Assisting in the preparation of a private placement memorandum (the "Memorandum") describing the Company, the transaction and the Securities offered in connection therewith. Responsibility for the contents of such Memorandum shall be solely that of the Company, and the



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                  Memorandum   shall  not  be  made  available  to  or  used  in
                  discussions  with   prospective   investors  (the  "Party"  or
                  "Parties") by Sutro until both the Memorandum and its use for that purpose have been approved by the Company;

             (c) Identifying, introducing to, and consulting as to strategy for initiating discussions with, potential investors;

             (d)  Negotiating the sale of the Securities to investors; and

             (e) Assisting in the preparation of definitive documentation for the Financing.

3. Compensation - Sutro's compensation for its role as financial advisor shall be determined as follows:

             (a) An advisory fee of $300,000 payable in cash upon consummation of the Business combination and as a condition to the closing of the Business Combination.

             (b) Fully paid and non-assessable common stock of TEI equal to 7.5% of the TEI common stock received by the Company as a result of the Business Combination.

Sutro's compensation for its role as placement agent shall be determined as follows:

              (c) A non-refundable retainer of $25,000 payable upon execution of this Agreement. This retainer shall be credited against any fees pursuant to paragraph 3(d) in the event a Financing occurs.

              (d) A placement fee (the "Placement  Fee") equal to the sum of (i)
                  seven percent (7%) of the principal amount of any preferred stock or common stock, (ii) five percent (5%) of the principal amount of subordinated notes and/or convertible notes and
                  (iii) one and a half percent (1 1/2%) of the principal amount of any secured revolving credit facility or other senior secured debt. The Placement Fee will be payable regardless of the size of the Financing and whether or not the Financing occurs in one transaction or a series of transactions. The Placement Fee shall be payable in cash upon consummation of, and out of the proceeds of, the proposed Financing and as a condition to the closing of such Financing.

              (e) Warrants to purchase a fraction of the Company's  equity equal to three percent (3%) of the common shares or common share equivalents sold in the Financing (the "Warrants"). The Warrants shall be granted upon the closing of the Financing and shall be exercisable for a five-year period commencing one year from their date of issuance at an aggregate exercise price equal to 125% of the price of the equity raised in the Financing with "cashless" exercise provisions. The percentage of equity to be purchased shall be subject to customary anti-dilution provisions. The holders of the Warrants shall be entitled to one demand registration right and unlimited "piggy-back" registration rights. The Company shall bear all costs and expenses in connection with such registrations.

4. Sutro's Expenses - In addition to the foregoing fees, and regardless of whether the Financing contemplated by this letter agreement is consummated, the Company agrees to promptly reimburse Sutro for all reasonable out-of-pocket expenses, including, but not limited to, such costs as printing, telephone, fax, courier service, copying, accommodations, roadshow, travel, and direct computer expenses, secretarial overtime and fees and disbursements of Sutro's legal counsel, if any. Total reimbursements for expenses related to the Financing shall not exceed $100,000. Expenses will be billed monthly and payable within 15 days of receipt of such billing. The Company also agrees to, prior to the mailing of any Memorandums to any Parties and prior to the commencement of the Financing roadshow, to (i) reimburse to Sutro any billed but unpaid expenses, and (ii) make an additional expense reimbursement payment of $25,000 so as to prefund the Roadshow expenses to be incurred by Sutro. Additionally, the Company agrees that Sutro is not responsible for the fees and disbursements of special counsel for the investors, whether or not these transactions are completed. The

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         Company  agrees  to  promptly   reimburse   Sutro  for  all  reasonable
         out-of-pocket   expenses,   provided   however  that  all   outstanding
         out-of-pocket expenses shall be payable in cash upon consummation of the proposed Financing.

5. Term and Termination Rights - It is understood that the Company hereby engages Sutro on an exclusive basis for investment banking services for a term (the "Term") commencing on the date hereof and ending on March 31, 2000. The Term shall be automatically renewed for successive 90-day periods unless either party gives written notice to the other within 30 days of the expiration of the Term of its desire that this engagement expire.

         Notwithstanding the foregoing, Sutro may at its sole option, terminate its obligation hereunder without liability if, in the reasonable opinion of Sutro, a change has occurred in the Company's financial condition, results of operations, properties, business prospects, or the composition of the Company's management or Board of Directors, which, in Sutro's sole determination has adversely effected the marketability of the Company. The remaining provisions of this letter relating to the payment of fees earned and expenses incurred prior to the end of the Term and the Indemnification Agreement shall survive any termination or expiration of the engagement or the completion of Sutro's services.

         If during the Term, or within the twelve months following the expiration thereof, (a) a financing transaction or transactions occur for the benefit of the Company which involves a Party (i) identified to the Company by Sutro or (ii) with whom the Company or Sutro had a discussion regarding the Financing during the engagement and whether or not such discussions were initiated by Sutro, or (b) the Company enters into a definitive agreement with any such Party specified in (i) or
         (ii) above which subsequently results in a financing transaction or transactions, then the Company will be obligated to pay Sutro the fees and expenses of Sections 3 and 4.

6. Information - In connection with Sutro's engagement the Company and its advisors will furnish Sutro with all data, material, and information concerning the Company (the "Information") which Sutro reasonably requests, all of which will be accurate and complete in all material respects, except with respect to the Company's financial statements which shall present fairly the financial position of the Company, to the best of the Company's knowledge, at the time furnished. The Company recognizes and confirms that in advising it and in undertaking the assignment, Sutro will be using and relying on the Information and financial and other information furnished to Sutro by potential interested Parties, without independent verification. Moreover, Sutro will not perform any appraisal of the assets or businesses of the Company or any Party. Sutro is hereby authorized to use and deliver the Information, and any other data obtained by Sutro from reliable published sources, to prospective interested Parties. In connection with the engagement of Sutro hereunder, the Company has entered into a separate letter agreement, dated as of the date hereof, providing for the indemnification of Sutro and certain related parties by the Company (the "Indemnification Agreement").

7. Confidentiality - Sutro will keep confidential and not disclose to any third party any confidential information of the Company made available to Sutro pursuant to Section 7 hereof by the Company, and will use the confidential information only in connection with the engagement hereunder; provided, however, such confidential information shall not include any information already available to or in the possession of Sutro prior to the date of its disclosure to Sutro by the Company, any information in the Memorandum or in other investor materials or generally available to the public, or any information which becomes available to Sutro on a non-confidential basis from a third party who is not bound by a confidentiality obligation to the Company; and provided further, that such confidential information may be disclosed
         (i) to partners, employees, agents, advisors and representatives in connection with its engagement hereunder, who shall be informed of the confidential nature of the information and that such information is subject to a confidentiality agreement (ii) to any person with the written consent of the Company, including to any prospective investors; or (iii) if, upon the advice of counsel, Sutro is compelled to disclose such information.


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8.       Governing Law - This letter agreement and the Indemnification Agreement constitute the entire agreement between us and supersede and take precedence over all prior agreements or understandings whether oral or written, between Sutro and the Company with respect to the Financing and may only be modified by written agreement which is signed by both
         parties.   This  letter  agreement  and  the  related   indemnification
         agreement referred to above shall be deemed made in California. Such agreements shall be governed by the laws of the state of California, without regard to such state's rules concerning conflicts of laws. Should suit be brought to enforce this letter agreement or the Indemnification Agreement, the prevailing party shall be entitled to recover from the other reimbursement for reasonable attorneys' fees. Any dispute arising from the interpretation, validity or performance of this letter agreement or any of its terms and provisions shall be submitted to binding arbitration with the National Association of Securities Dealers in Los Angeles, California.

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to us the enclosed duplicate copy of this letter agreement. We look forward to working with you and to the successful conclusion of this assignment.

                                      Very truly yours,

                                      Sutro & Co. Incorporated

                                      By:  /s/ Scott E. Wendelin
                                           -------------------------------------
                                           Scott E. Wendelin
                                           Director of Investment Banking

Accepted and Agreed to as of the date written above:

ebank.com, Inc.


By:  /s/ Rich Parlontieri
    ------------------------------------------
      Rich Parlontieri
      Chairman and Chief Executive Officer



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